UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy #304 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VSEE	OTC
Warrants, which entitles the holders to purchase one (1) share of common stock at a price of $11.50 per whole share	VSEEW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Additional Vanquish Convertible Note Financing

As previously reported, on June 18, 2026, VSee Health, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Vanquish SPA”) with an institutional investor (“Vanquish”). Pursuant to the Vanquish SPA, the Company issued to Vanquish an unsecured convertible promissory note in the aggregate principal amount of $295,550 (including the original issue discount of $38,550). The Vanquish SPA also permits additional tranches of financings of up to $2,050,000.00 during the twelve (12) months after the date of the Vanquish SPA, subject to further agreement by and between the Company and Vanquish.

On September 24, 2026, the Company issued to Vanquish an additional unsecured convertible promissory note in the aggregate principal amount of $180,550 (including the original issue discount of $23,550) (the “Additional Vanquish Note”). The Additional Vanquish Note is subject to a one-time interest charge of twelve percent (12%) that was applied on the issuance date to the principal balance of the Additional Vanquish Note. The Additional Vanquish Note is due and payable on July 30, 2027. The Additional Vanquish Note may be prepaid in whole or in part at any time without penalty. The Company has the right to accelerate payments or prepay the Additional Vanquish Note in an amount of cash equal to a certain percentage of the then outstanding principal amount of the Additional Vanquish Note plus any accrued and unpaid interest on the unpaid amount of the Additional Vanquish Note, which will be based on the date of the prepayment of the Additional Vanquish Note. Vanquish has the sole and exclusive right to convert the Additional Vanquish Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), solely and exclusively upon the occurrence and during the continuance of an Event of Default (as defined in the Additional Vanquish Note), except where such conversion would result in beneficial ownership by Vanquish and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company. Such beneficial ownership limitation may not be waived by Vanquish. The conversion price of the Additional Vanquish Note is equal to sixty-five percent (65%) of the lowest closing bid price of the Company’s Common Stock as reported by Bloomberg over the ten (10) trading days prior to the date a notice of conversion is submitted in writing to the Company, subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company related to its securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

The foregoing descriptions of the Vanquish SPA and Additional Vanquish Note do not purport to be complete and are qualified in their entirety by reference to the Vanquish SPA and Additional Vanquish Note, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The Additional Vanquish Note, including the shares of Common Stock issuable upon conversion thereof, will be issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, because the offer and sale of such securities do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the shares of Common Stock or any other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated June 18, 2026, between VSee Health, Inc. and an institutional investor (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on July 7, 2026).
10.2	Unsecured Convertible Promissory Note, dated September 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2026	VSEE HEALTH, INC.

	By:	/s/ Imoigele Aisiku
	Name:	Imoigele Aisiku
	Title:	Chief Executive Officer

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